July 15, 1998


          ICG Services, Inc.
          161 Inverness Drive West
          Englewood, Colorado 80112


          Ladies and Gentlemen:

                 I hereby consent to being named as a person chosen to be a director of ICG Services, Inc. in the Registration Statement (Form S-4 No. 333-51037) of ICG Services, Inc. as the same may be amended from time to time.


                                                   /s/ Harry R. Herbst

                                                   Harry R. Herbst